UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 17, 2015

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	001-31775 (Commission File Number)	86-1062192 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 17, 2015, Ashford Hospitality Trust, Inc. (the “Company”) entered into a letter agreement with Ashford Inc. (the “Letter Agreement”), clarifying that for purposes of determining the “Termination Fee” under the Amended and Restated Advisory Agreement, dated June 10, 2015 (the “Advisory Agreement”), by and among the Company, Ashford Hospitality Limited Partnership, Ashford TRS Corporation (“TRS Corp.”), Ashford Inc. and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with Ashford Inc., the “Advisor”), “Net Earnings” and “Adjusted EBITDA” shall not include Advisor’s Adjusted EBITDA arising under a series of Hotel Master Management Agreements by and among TRS Corp., Remington Lodging & Hospitality, LLC and certain other parties (collectively, the “Master Management Agreement”) attributable to Management Fees, Project Management Fees and Market Service Fees (all as defined in the Master Management Agreement) earned by Remington Holdings, LP and/or its subsidiaries and consolidated with the Advisor. The Company entered into the Letter Agreement in connection with Advisor entering into certain definitive documents for the combination of Advisor with Remington Holdings, LP.

Pursuant to the Advisory Agreement, the Advisor manages the day-to-day operations of the Company and its affiliates in conformity with the Company’s investment guidelines.

The Letter Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.  This summary does not purport to be complete and is qualified in its entirety by the terms of the Letter Agreement.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated September 17, 2015, by and between Ashford Hospitality Trust, Inc. and Ashford Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel